                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-111(c) or Rule 14a-12


                             SPACELABS MEDICAL, INC.

                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

                                (SPACELABS LOGO)

                                                                  April 16, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. at 10:00 a.m. on Thursday, May 24, 2001, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004.

     The accompanying Notice of 2001 Annual General Meeting of Stockholders and the Proxy Statement describe the matters to be presented at the meeting.

     It is very important that your shares are represented at the 2001 Annual General Meeting of Stockholders, regardless of the number of shares you own. Whether or not you plan to attend in person, please read the proxy statement and vote your shares. To make it easier for you to vote, this year we are again using Internet and telephone voting. The instructions attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope.

                                          Sincerely,

                                          /s/ CARL A. LOMBARDI

                                          Carl A. Lombardi
                                          Chairman of the Board
                                          and Chief Executive Officer

                                   IMPORTANT

A Proxy Statement and proxy card are enclosed. All stockholders are urged to follow the instructions attached to the proxy card and vote via Internet or telephone, or complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

                                (SPACELABS LOGO)

                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

To the Stockholder:

     The 2001 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004 on Thursday, May 24, 2001, at 10:00 a.m. for the following purposes:

          (1) To elect eight directors to hold office until the next Annual General Meeting of Stockholders and until their respective successors are elected and qualified; and

          (2) To transact such other business as may properly come before the meeting and any adjournment and postponement thereof.

     Nominees for directors are named in the enclosed Proxy Statement.

     April 2, 2001 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

     To make it easier for you to vote, this year we are again using Internet and telephone voting. The instructions attached to your proxy card describe how to use these convenient new services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO VOTE AS SOON AS POSSIBLE BY INTERNET OR TELEPHONE, OR TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY GIVEN A PROXY.

                                          By Order of the Board of Directors

                                          /s/ EUGENE V. DEFELICE
                                          Eugene V. DeFelice
                                          Secretary

Redmond, Washington
April 16, 2001

               THE 2000 ANNUAL REPORT OF SPACELABS MEDICAL, INC.
                       ACCOMPANIES THIS PROXY STATEMENT.

                            SPACELABS MEDICAL, INC.

                                PROXY STATEMENT

                                    FOR THE

                     ANNUAL GENERAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Spacelabs Medical, Inc. ("Spacelabs Medical" or the "Company") for use at the 2001 Annual General Meeting of Stockholders to be held at 10:00 a.m. on Thursday May 24, 2001, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004, and at any adjournment or postponement thereof (the "Meeting"). Only holders of record of Spacelabs Medical's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Meeting. On that date, Spacelabs Medical had 9,701,630 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

     The address of Spacelabs Medical's principal executive offices is 15220 NE 40th Street, Redmond, Washington 98052.

     This Proxy Statement and the accompanying proxy are being mailed to the stockholders of Spacelabs Medical on or about April 16, 2001.

VOTING

     Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted "FOR" the election of the eight nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Under Delaware law, Spacelabs Medical's Certificate of Incorporation and Spacelabs Medical's By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of the holders of one-half of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. The eight nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter. Broker non-votes will be included in determining the presence of a quorum at the Meeting but will have no effect on the outcome of any matters, other than to reduce the number of "FOR" votes necessary to approve such matters.

REVOCATION

     Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Spacelabs Medical a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with Spacelabs Medical's By-Laws, the Board of Directors has fixed the number of directors constituting the Board at eight. It is proposed that eight directors be elected, each to hold office for a term of one year and until his successor shall have been elected and qualified. It is intended that votes will be

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cast pursuant to the accompanying proxy for the election of the nominees named below. Except for Stephen A. Drury and David A. Hilton, all of the nominees are currently directors of Spacelabs Medical. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The eight nominees who receive the greatest number of votes cast by stockholders present in person or by proxy and entitled to vote at the Meeting, a quorum being present, shall be elected directors.

NOMINEES FOR THE BOARD OF DIRECTORS

     STEPHEN A. DRURY. Prior to his retirement in 1997, Mr. Drury (age 64) was Executive Vice President, Corporate Secretary and a Director of Owen Healthcare since 1992 and Senior Vice President and Chief Financial Officer of Integrated Health Services from 1989 to 1992. Prior to that Mr. Drury served as Senior Vice President of Thomson McKinnon Securities and Managing Director of its Healthcare Capital Markets Group from 1985 to 1989. Mr. Drury also serves as a Director of Advanced Polymer Systems.

    Principal Occupation: Healthcare Financial Advisor and Private Investor

     THOMAS J. DUDLEY, D.B.A. Dr. Dudley (age 69) has served as a director, Chairman of the Audit Committee and member of the Executive Committee and the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Dudley has been a Professor of Decision and Information Systems, The George L. Graziadio School of Business and Management, Pepperdine University, since 1968. Dr. Dudley has also owned and operated Thomas J. Dudley & Associates, a company that provides management consulting services for strategic planning and implementation to small and medium-sized companies, since 1968. Dr. Dudley holds a doctorate in business administration from the University of Southern California. He also has a master's degree in business administration and a bachelor's degree in liberal arts and sciences from the University of Michigan. Dr. Dudley is a member of INFORMS, the World's Futures Society, and the Accreditation Committee of the Association of Independent Colleges and Schools. He is also an advisor to the American-China Association for Science and Technology Exchange. He is a member of the Board of Directors of the Los Angeles branch of Recording for the Blind and Dyslexic, a nonprofit organization. Dr. Dudley is a recipient of the Harriett and Charles Luckman Distinguished Teaching Fellow Award.

   Principal Occupation: Distinguished Professor of Decision and Information
                                    Systems,
The George L. Graziadio School of Business and Management, Pepperdine University

     HARVEY FEIGENBAUM, M.D. Dr. Feigenbaum (age 67) has served as a director and member of the Audit Committee of Spacelabs Medical since June 26, 1992. Dr. Feigenbaum has been a Distinguished Professor of Medicine at the Indiana University Medical Center since 1980 and joined its faculty in 1962. He was elected Phi Beta Kappa and received a bachelor of arts degree summa cum laude from Indiana University in 1955, an M.D. degree from the Indiana School of Medicine in 1958 and his cardiovascular subspecialty, American Board of Internal Medicine, in 1969. Dr. Feigenbaum is a fellow of the American College of Physicians, the American College of Cardiology and the Council on Clinical Cardiology of the American Heart Association, as well as a member of the Editorial Boards of the American Heart Journal, the American Journal of Cardiology, and CIRCULATION. He is editor of the Journal of the American Society of Echocardiography.

 Principal Occupation: Distinguished Professor of Medicine, Indiana University
                                 Medical Center

     DAVID A. HILTON. Mr. Hilton (age 53) has served as Chief Executive Officer of Graham-Field Inc., a company under the protection of Chapter 11, since January 2000. In 1999 Mr. Hilton managed J.E. Morgan Knitting Mills. From December 1997 through 1998 Mr. Hilton was with British Interactive Broadcasting as Acting Chief Executive. In 1994, Mr. Hilton acquired the assets of AD/SAT, Inc., a pioneer in the delivery of

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

advertising in digital form. From 1991 to 1993, Mr. Hilton was one of three Group Vice Presidents of Macmillan, Inc. with particular focus on restructuring Macmillan owned companies.

       Principal Occupation: Chief Executive Officer of Graham-Field Inc.

     CARL A. LOMBARDI. Mr. Lombardi (age 57) has served as a director, Chairman of the Board, and Chief Executive Officer of Spacelabs Medical since June 26, 1992. Mr. Lombardi joined Spacelabs Medical in 1967 in the research and development group. He served in various executive positions with Spacelabs Medical before being appointed President in 1981. Mr. Lombardi was named Group Vice President of Squibb Medical Systems in 1982 with responsibility for the patient monitoring group of companies. Mr. Lombardi holds a master of business administration degree from Pepperdine University. He also has a master of science degree in systems engineering from West Coast University and a bachelor's degree in electrical engineering from Pacific States University. He also serves on the Regional Council of the Scribner Kidney Research Center and the Board of Trustees of the Northwest Kidney Center.

    Principal Occupation: Chairman of the Board, Chief Executive Officer and
                      President of Spacelabs Medical, Inc.

     ANDREW R. NARA, M.D., PH.D. Dr. Nara (age 54) has served as a member of the Board and the Compensation Committee since 1998. Dr. Nara has been an Associate Professor of Medicine at Case Western Reserve University School of Medicine since 1990 and joined its faculty in 1979. He received a bachelor of science degree in 1969 from the University of Toledo, and a combined M.D., Ph.D. degree in biomedical engineering in 1976 from Case Western Reserve University. He has been certified by the American Board of Internal Medicine since 1981 and received a subspecialty in adult cardiovascular disease in 1983. Dr. Nara is a Fellow of the American College of Cardiology, American Heart Association and American College of Chest Physicians.

             Principal Occupation: Associate Professor of Medicine
               Case Western Reserve University School of Medicine

     PHILLIP M. NUDELMAN, PH.D. Dr. Nudelman (age 65) has served as a director since June 26, 1992 and as Chairman of the Compensation Committee since 1998. Dr. Nudelman has been President and CEO of The Hope Heart Institute since May 2000. In early 2000, Dr. Nudelman retired as Chief Executive Officer and President of Group Health Cooperative of Puget Sound ("Group Health") and as Chairman of Kaiser/Group Health, positions he had held since 1990 and 1998, respectively. Dr. Nudelman joined Group Health in 1973 as Director of Professional Services and held positions of increasing responsibility until his recent retirement from Group Health. Dr. Nudelman received his bachelor of science degree in microbiology, zoology and pharmacy from the University of Washington, and holds a master of business administration and doctor of philosophy degrees in health systems management from Pacific Western University. He serves as a member of the Board and is past Chair of the American Association of Health Plans. He has served on the Boards of Directors of Pacific Science Center, United Way, Association for Washington Business, ATL Ultrasound, Cell Therapeutics, Inc., Cytran Inc., Personal Path Systems Inc., Columbia University School of Nursing Board and Premier, Inc. Dr. Nudelman also serves on the Board and is past Chair of the Woodland Park Zoological Society.

       Principal Occupation: President and CEO, The Hope Heart Institute

     PETER H. VAN OPPEN. Mr. van Oppen (age 48) has served as a director of the Company since 1998 and as a member of the Audit Committee since May 2000. He has served as Chairman of the Board and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC") since its acquisition by Interpoint in 1994, and served as President from 1994 to 1997. He has served as a Director of ADIC since 1986. He served as Chairman of the Board of Interpoint from 1995 until its acquisition by Crane Co. in October 1996. From 1987 to 1996, Mr. van Oppen served in several capacities at Interpoint, including President and Chief Executive Officer and Chief Operating Officer. Mr. van Oppen also serves as a Director of PhotoWorks, Inc., Key Technology, Inc., and Western Wireless Corporation. He holds a bachelor of arts degree from Whitman

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

College and a master of business administration degree from Harvard Business School, where he was a Baker Scholar.

   Principal Occupation: Chairman of the Board and Chief Executive Officer of
                    Advanced Digital Information Corporation

     The Board of Directors met six times in 2000. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     Spacelabs Medical has established standing committees of its Board of Directors, including a Compensation, an Executive and an Audit Committee. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

     Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of Spacelabs Medical. This Committee also administers Spacelabs Medical's various incentive compensation and benefit plans, other than the Company's nonemployee director plan, and recommends the establishment of policies relating to such plans. The members of this Committee are Dr. Nudelman (Chairman) and Drs. Dudley and Nara. In connection with the establishment of the Company's compensation program for its Directors, Officers and other executives, the Company is regularly assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc. The Compensation Committee met four times in 2000.

     Executive Committee. The Executive Committee has authority, subject to limitations prescribed by the Board of Directors, to exercise, during the intervals between meetings of the Board of Directors, the powers of the full Board and is also available, on a standby basis, for use in an emergency or when scheduling makes it impractical to bring the full Board together for a meeting. The members of this Committee are Mr. Lombardi (Chairman) and Dr. Dudley. The Executive Committee did not meet in 2000.

     Audit Committee. The Audit Committee reviews the accounting principles, internal accounting controls, audit plan and financial results of Spacelabs Medical to safeguard the Company's assets and to provide for the reliability of its financial records. The members of this Committee are Dr. Dudley (Chairman), Dr. Feigenbaum and Mr. van Oppen. The Audit Committee met four times in 2000. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the written charter is attached as Appendix A.

                                 REPORT OF THE
                                AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence.

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

     Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Thomas J. Dudley (Chairman)
Harvey Feigenbaum
Peter H. van Oppen

Audit Committee Members

DIRECTOR COMPENSATION

     Directors who are employees of Spacelabs Medical do not receive any fees for their services as directors. Directors who are not employees of Spacelabs Medical are paid an annual retainer of $15,000 for serving on the Board of Directors. They also receive an additional $1,000 for attending each meeting of the Board of Directors plus $1,000 for attending each meeting of a committee of the Board of which they are a member, except in the case of telephonic meetings in which case a nonemployee director receives $500. A nonemployee director serving as a committee chairman receives an additional $1,000 per annum.

     Under the Spacelabs Medical, Inc. Stock Option and Deferral Plan for Nonemployee Directors (the "Director Plan"), each director who is neither an officer nor an employee of Spacelabs Medical is eligible to receive an annual automatic grant of an option to purchase up to 4,000 shares of Common Stock. Each new nonemployee director is also eligible to receive an initial automatic grant of an option to purchase up to 5,000 shares of Common Stock upon the director's initial appointment to the Board or up to 9,000 shares of Common Stock upon the director's initial election to the Board at an annual meeting. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire on the later of one year after a director's termination of service as a director (or if the director dies during this one-year period, one year after death) or three years after a director's mandatory retirement, but in any event no later than 10 years from the date of grant. Each option is immediately fully vested. The Director Plan also permits nonemployee directors to defer payment of all or a part of their cash retainers and/or Board Committee chairmanship fees into an unfunded recordkeeping account denominated in "Stock Units" designed to replicate the investment performance of Common Stock.

     The Company also has a Cash Deferred Compensation Plan for Nonemployee Directors. Participating directors may elect to defer all or a portion of their cash compensation for service as a director. Deferred amounts are credited to an unfunded account for recordkeeping purposes and are credited at the end of each calendar quarter with earnings or losses at a rate designed to approximate the annual average yield on five-year Treasury notes during the preceding twelve months.

DIRECTOR STOCK OWNERSHIP GUIDELINES

     In October 1998, the Company established guidelines for all nonemployee directors with respect to the ownership of Spacelabs Medical securities by such directors. Under these guidelines, directors are expected to own shares of the Company's Common Stock in an amount equal to at least four (4) times the annual retainer paid to any such director. This ownership threshold commences on the later of (i) October 30, 2003 and (ii) five (5) years from a director's election to the Board.

OFFICER STOCK OWNERSHIP GUIDELINES

     The Company currently has stock ownership guidelines for all officers of Spacelabs Medical. Under these guidelines, officers are required to own shares of Spacelabs Medical having a market value equal to 100% of the officer's salary (150% for Chief Financial Officer and Senior Vice Presidents; 200% for Chief Executive Officer). Officers must comply with this guideline on the later of February 2000 and five (5) years from the

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date on which an individual becomes an officer. Ownership is defined as all shares owned regardless of how acquired. In the event that an officer is not in compliance with the stock ownership guidelines, the officer must apply cash awards received under the Company's Management Incentive Compensation Plan to exercise outstanding stock options with exercise prices below then-current market prices. In addition, any cash awards remaining after the exercise of options will then be paid in Common Stock. Non-compliant officers are ineligible for future stock option grants while they remain non-compliant. As of the record date for the Meeting, all of the Company's officers are in compliance with the stock ownership guidelines other than Timothy R. Miskimon, Senior Vice President, International, and John Teeder, Vice President, Northern Europe.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of February 15, 2001, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) the named executive officers and (iv) all directors and executive officers as a group.

                   NAME AND ADDRESS OF                      AMOUNT AND NATURE OF          PERCENT
                   BENEFICIAL OWNER(1)                      BENEFICIAL OWNERSHIP        OUTSTANDING
                   -------------------                      --------------------        -----------
Dimensional Fund Advisors Inc. ...........................         766,400(2)               7.91%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
David J. Greene and Company, LLC..........................         635,130(3)               6.56%
  599 Lexington Avenue
  New York, NY 10022
Heartland Advisors, Inc. .................................         921,700(4)               9.51%
  789 North Water Street
  Milwaukee, WI 53202
William J. Nasgovitz......................................         592,700(4)               6.12%
  789 North Water Street
  Milwaukee, WI 53202
Tweedy, Browne Company LLC................................       1,237,763(5)              12.77%
  52 Vanderbilt Avenue
  New York, NY 10017
Stephen A. Drury..........................................              --                    --
Thomas J. Dudley..........................................          16,000(6)                  *
Harvey Feigenbaum.........................................          14,463(7)                  *
David A. Hilton...........................................           2,000                     *
Carl A. Lombardi..........................................         937,766(8)(9)            9.02%
Andrew R. Nara............................................          18,500(10)                 *
Phillip M. Nudelman.......................................          14,100(11)                 *
Peter H. van Oppen........................................          25,500(12)                 *
Eugene V. DeFelice........................................          95,472(9)(13)              *
Timothy R. Miskimon.......................................         161,267(9)(14)           1.64%
James A. Richman..........................................         123,037(9)(15)           1.26%
James E. Roop.............................................          32,118(9)(16)              *
All directors and executive
  officers as a group (14 persons)........................       1,523,656(17)             13.99%

---------------

  *  Represents holdings of less than 1%.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, may be deemed to have beneficial ownership of 766,400 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole power to vote 766,400 shares. The foregoing is based upon a
     Schedule 13G filed by Dimensional on February 2, 2001.

 (3) David J. Greene and Company LLC, a broker-dealer and investment advisor ("Greene"), may be deemed to beneficially own 635,130 shares. Greene has shared power to vote 537,830 shares and to dispose of 635,130 shares. The foregoing is based upon a Schedule 13G filed by Greene on February 14, 2001.

 (4) Heartland Advisors, Inc. has sole power to vote 293,100 shares and to dispose of 921,700 shares. William J. Nasgovitz, as a result of his position as an officer and director of Heartland Group, Inc., may be deemed to have sole voting power with respect to 592,700 shares beneficially owned by Heartland Advisors, Inc. The foregoing is based upon Amendment No. 2 to
     Schedule 13G filed by Heartland Advisors, Inc. on January 30, 2001.

 (5) The members of Tweedy, Browne Company LLC ("TBC") may, by reason of such membership, be deemed to be the beneficial owners of 1,237,763 shares in the aggregate. TBC has sole power to vote or direct the voting of 1,205,213 shares. TBC has sole power to dispose or direct the disposition of all of its 1,237,763 shares. TBC disclaims beneficial ownership of all such shares. The foregoing is based on Amendment No. 5 to Schedule 13D filed by TBC on December 28, 2000.

 (6) Includes options to purchase 14,000 shares exercisable within 60 days of February 15, 2001.

 (7) Includes 163 shares that are owned by Dr. Feigenbaum's wife and options to purchase 14,000 shares exercisable within 60 days of February 15, 2001.

 (8) Includes options to purchase 708,127 shares exercisable within 60 days of February 15, 2001.

 (9) Includes 5,939; 3,196; 1,521; 2,255; and 118 shares held by the trustee of the Company's Incentive Savings and Stock Ownership Plan, as of February 15, 2001, for Messrs. Lombardi, DeFelice, Miskimon, Richman and Roop, respectively.

(10) Represents options to purchase 18,500 shares exercisable within 60 days of February 15, 2001.

(11) Includes options to purchase 14,000 shares exercisable within 60 days of February 15, 2001.

(12) Includes options to purchase 10,500 shares exercisable within 60 days of February 15, 2001.

(13) Includes options to purchase 74,251 shares exercisable within 60 days of February 15, 2001.

(14) Includes options to purchase 152,001 shares exercisable within 60 days of February 15, 2001.

(15) Includes options to purchase 110,001 shares exercisable within 60 days of February 15, 2001.

(16) Includes options to purchase 28,000 shares exercisable within 60 days of February 15, 2001.

(17) Includes options to purchase 1,200,630 shares exercisable within 60 days of February 15, 2001, and 23,612 shares held by the trustee of the Company's Incentive Savings and Stock Ownership Plan, as of February 15, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such forms were filed on a timely basis.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three non-employee directors, develops and implements the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing stockholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

     An outside compensation consulting firm advises the Committee on all elements of executive officer compensation. The Committee examines survey data for positions with similar responsibilities in other medical equipment companies of similar size. The surveyed companies overlap significantly with companies included in the peer group index shown in the stock price performance graph (which appears on page 15). Total compensation for executive officers is targeted by the Committee at the median for comparable companies, as is the mix of pay elements, which include base salaries, annual incentives that have been distributed in the form of cash and restricted stock, and long-term incentives in the form of stock options.

     Base Salaries. Individual base salaries reflect historical practice, internal position relationships, individual performance and relative external market pay. No specific weight is assigned to these factors. The Company's Chief Executive Officer is responsible for setting salaries up to $150,000. Salaries over $150,000 are established by the Committee, with strong consideration given to the recommendation of the Chief Executive Officer. Base salaries are targeted at the median competitive level. In the case of all executive officers who were employed at the end of 2000, including the Chief Executive Officer, salary levels were in the approximate competitive median range.

     Annual Incentives. The Management Incentive Compensation Plan (the "MIC Plan") is a shareholder approved plan under which annual cash or stock-based awards may be made to executive officers and other key employees. The total amount of the MIC Plan award pool is established based on the Company's net income performance, emphasizing the quality of earnings based on the return on capital employed. The amount of any individual award depends on performance by the individual against assigned goals. These goals are both quantitative and subjective and vary according to areas of responsibility, with no specific weight assigned to any particular goal.

     In 2000, the Company did not achieve the profitability threshold established for regular incentive awards under the MIC Plan. However, the Committee made cash awards, based on a recommendation of the Chief Executive Officer, to selected individuals to recognize their contributions related to major strategic initiatives.

     Long-Term Incentives. The Spacelabs Medical, Inc. 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "1992 Plan") has historically been the Company's primary long-term incentive plan. Annual grants of stock options were made to executive officers and other key employees under the plan. No new grants were made under the 1992 Plan after May 2000, when the Plan expired.

     In February 2000, regular annual stock options to purchase the common stock of Spacelabs Medical were granted to executive officers other than the Chief Executive Officer. These grants were for five-year option terms. The size of the grants was based on median competitive grant guidelines, and adjusted for individual performance and contributions. These adjustments were determined discretionarily by the Committee based on recommendations made by the Chief Executive Officer.

     In 2000, Lifeclinic Holding Corporation ("Lifeclinic") adopted the Lifeclinic Holding Corporation 2000 Long-Term Incentive Plan (the "Lifeclinic Plan"). Lifeclinic is a wholly owned subsidiary of the Company. The Committee administers the Lifeclinic Plan, and has plenary authority, subject to the provisions of the Lifeclinic Plan, to determine the eligible persons to whom awards should be granted and the terms of all awards (including exercise price). Grants of stock options to purchase the common stock of Lifeclinic ("Lifeclinic Common Stock") under the Lifeclinic Plan were made to certain executive officers and key employees of Spacelabs Medical in July 2000. These options had five-year terms, and were granted to support the strategic objective of realizing the potential value of Lifeclinic through the efforts of the Spacelabs Medical people involved. The number of options granted to any individual under the Lifeclinic Plan was determined discretionarily by the Committee based on recommendations made by the Chief Executive Officer for grants other than his own. The Committee considered each strategic and other contributions to the Company's Lifeclinic.com initiative, and reviewed relevant competitive data provided by the outside consultants.

     Compensation of the Chief Executive Officer. There was no change for 2000 in Mr. Lombardi's base salary of $440,000, which the Committee believes is in the median competitive range for comparable companies. Mr. Lombardi's last salary increase was in 1997.

     Mr. Lombardi's 2000 annual incentive plan had two components: one for Company financial and business performance and the other for strategic performance. Each component was targeted at 40% of the base salary. He received no annual incentive award for the financial and business component because the thresholds established by the Committee for him for 2000 were not met. The Committee expressed its appreciation and support for Mr. Lombardi's efforts and noted the difficult market conditions that existed in 2000. The Committee also noted that the Company returned to profitability in the second half of 2000 under Mr. Lombardi's stewardship. With regard to the strategic component of his annual incentive plan, the Committee believes that Mr. Lombardi made significant contributions and that significant progress has been made. Mr. Lombardi did not receive an annual incentive bonus for 2000.

     The Committee decided that it would not provide Mr. Lombardi a regular annual stock option grant to purchase common shares of Spacelabs Medical in February 2000 because his total grants under the 1992 Plan were at the individual limit previously approved by shareholders. Mr. Lombardi received a stock option grant under the Lifeclinic Plan of 285,600 options with a five-year term. The size of this grant was determined discretionarily by the Committee, considering what it believed to be a fair allocation of the total available Lifeclinic option shares for his leadership in the development of the business. The value of the Lifeclinic option grant for Mr. Lombardi was significantly less than the median competitive value for regular annual stock option grants to CEOs of comparable companies.

     Including his cash and non-cash compensation, Mr. Lombardi's total compensation for 2000 was below the median competitive range for comparable companies.

     Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer and each of its next four most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met, and the Compensation Committee believes that awards under the 1992 Plan should qualify as performance-based compensation and therefore be fully deductible as compensation payments. However, the Committee has decided not to otherwise seek to qualify compensation for the performance-based exception, since to do so would limit the Committee's flexibility in the administration of its compensation policies. The Compensation Committee does not believe that there will be nondeductible compensation for its five affected executive officers in 2001.

Respectfully submitted,

Phillip M. Nudelman (Chairman)
Thomas J. Dudley
Andrew R. Nara

Compensation Committee Members

EXECUTIVE COMPENSATION

     The following table provides information for the past three fiscal years concerning the annual and long-term compensation received by those persons who were, in 2000, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION AWARDS
                                                              --------------------------------------------------------
                                     ANNUAL COMPENSATION                                  SECURITIES
            NAME AND              -------------------------   OTHER ANNUAL   RESTRICTED   UNDERLYING      ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY     BONUS    COMPENSATION    STOCK(1)     OPTIONS     COMPENSATION(2)
       ------------------         ----   --------   -------   ------------   ----------   ----------   ---------------
Carl A. Lombardi................  2000   $440,000        --          --             --     285,600(3)      $19,876
  Chief Executive Officer,        1999   $440,000        --          --             --      93,750(4)      $20,139
  Chairman of the                 1998   $440,000        --          --       $133,125     125,000(4)      $20,785
  Board and President
Eugene V. DeFelice..............  2000   $178,000   $35,000          --             --      60,000(4)      $10,733
  Vice President,                                                                           66,640(3)
  General Counsel and Secretary   1999   $163,000   $30,000          --       $ 31,500      20,000(4)      $13,352
                                  1998   $151,000   $30,000          --       $ 17,750      30,000(4)      $13,903
Timothy R. Miskimon.............  2000   $200,000        --          --             --      30,000(4)      $ 4,190
  Sr. Vice President,                                                                       19,040(3)
  International                   1999   $200,000   $30,000          --       $ 15,750      30,000(4)      $ 4,392
                                  1998   $197,000   $30,000     $ 1,846(5)    $ 17,750      40,000(4)      $10,336
James A. Richman................  2000   $159,000   $25,000          --             --      40,000(4)      $11,691
  Vice President and                                                                        57,120(3)
  Corporate Controller            1999   $149,000   $20,000          --       $ 31,500      20,000(4)      $10,322
                                  1998   $147,000   $20,000          --       $ 17,750      30,000(4)      $10,770
James E. Roop...................  2000   $197,000        --          --             --      20,000(4)      $ 5,205
  Vice President                  1999   $180,000        --     $38,000(7)    $ 31,500      10,000(4)      $ 2,349
  US Monitoring Sales(6)          1998   $135,000   $10,000(8)   $87,411(9)   $ 17,750      46,000(4)      $   510

---------------
(1) Recipients of Restricted Stock are recorded as shareholders of the Company and, subject to the provisions of the 1992 Plan, have all the rights of a stockholder with respect to such shares and receive all dividends or other distributions made or paid with respect to such shares. The restricted stock grants reflected in the table are paid in respect of the annual incentive payment earned by the executive. Restricted stock is valued at the closing price quoted on the Nasdaq National Market on the date of grant. At December 31, 2000, Messrs. Lombardi, DeFelice, Miskimon, Richman, and Roop held 8,625; 3,750; 2,750; 3,875 and 3,250 shares of restricted stock, respectively, with a value at that date of $112,125, $48,750, $35,750, $50,375 and $42,250, respectively. The Company's restricted stock vests at the rate of 25% per year, beginning on the first anniversary of the date of grant. However, all restrictions immediately lapse in full upon a change of control of the Company.

(2) Includes the Company's contribution to the Company's Incentive Savings and Stock Ownership Plan during 2000 for Messrs. Lombardi, DeFelice, Miskimon, Richman, and Roop of $5,100, $5,100, $3,500, $4,755 and $4,755 respectively;
    group term life insurance premiums paid by the Company for the same individuals of $1,290, $300, $690, $690 and $450, respectively; and the Company's matching contribution on salary deferrals pursuant to the provisions of the Spacelabs Medical, Inc. Deferred Compensation Plan for Key Employees for the same individuals of $13,486, $5,333, $0, $6,245 and $0, respectively.

(3) Represents options to purchase shares of Lifeclinic Common Stock granted under the Lifeclinic Plan.

(4) Represents options to purchase shares of Common Stock granted under the 1992 Plan.

(5) Represents sales commissions.

(6) Mr. Roop began serving as Vice President, US Monitoring Sales, effective November 11, 1998.

(7) Represents relocation bonus paid in 1999.

(8) Represents bonus paid in 1999.

(9) Includes $67,445 in sales commissions paid in 1999.

2000 OPTION/SAR GRANTS AND EXERCISES

     The following table provides information on option grants in fiscal year 2000 to the named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                            POTENTIAL REALIZABLE
                                   NUMBER       PERCENT OF                                        VALUE AT
                                     OF        TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                                 SECURITIES     GRANTED TO      EXERCISE                  STOCK PRICE APPRECIATION
                                 UNDERLYING      EMPLOYEES       PRICE                       FOR OPTION TERM(3)
                                  OPTIONS        IN FISCAL        PER       EXPIRATION    -------------------------
             NAME                 GRANTED         YEAR(1)       SHARE(2)       DATE           5%            10%
             ----                ----------    -------------    --------    ----------    ----------     ----------
Carl A. Lombardi...............        --(5)         --              --           --             --             --
                                  285,600(4)       39.9%         $ 2.85      7/21/05       $224,882       $496,931
Eugene V. DeFelice.............    60,000(5)       17.4%         $15.56      2/25/05       $258,128       $570,214
                                   66,640(4)        9.3%         $ 2.85      7/21/05       $ 52,473       $115,951
Timothy R. Miskimon............    30,000(5)        8.7%         $15.56      2/25/05       $129,064       $285,107
                                   19,040(4)        2.7%         $ 2.85      7/21/05       $ 14,992       $ 33,129
James A. Richman...............    40,000(5)       11.6%         $15.56      2/25/05       $172,085       $380,142
                                   57,120(4)        8.0%         $ 2.85      7/21/05       $ 44,976       $ 99,386
James E. Roop..................    20,000(5)        5.8%         $15.56      2/25/05       $ 86,043       $190,071
                                       --(4)         --              --           --             --             --

---------------
(1) Indicates the percent of total options granted with respect to Common Stock and with respect to Lifeclinic Common Stock under the respective option plan.

(2) The exercise price per share for options granted under the 1992 Plan represents the average of the high and low sales prices quoted on the Nasdaq National Market for the stock on the date of grant. The exercise price per share for options granted under the Lifeclinic Plan represents the fair market value per share of Lifeclinic Common Stock on the date of grant as determined by the Compensation Committee based on available information, including an independent appraisal.

(3) The actual value, if any, that a named executive officer or any other individual may realize will depend on the excess of the market price of the stock over the exercise price on the date the option is exercised. With respect to stock options, the realizable values presented above are based upon assumed compounded growth rates of 5% and 10% over the five-year term of the option. For example, at an assumed 5% compounded growth rate over a five-year period, a share of stock originally valued at $15.56 on the grant date would grow to $19.86 per share, yielding a potential realizable value of $4.30 per share; at an assumed 10% compounded growth rate, the same share of stock would appreciate in value to $25.06 per share, yielding a potential realizable value of $9.50 per share. Similarly, at an assumed 5% compounded growth rate over a five-year period, a share of stock originally valued at $2.85 on the grant date would grow to $3.64 per share, yielding a potential realizable value of $.79 per share; at an assumed 10% compounded growth rate, the same share of stock would appreciate in value to $4.59 per share, yielding a potential realizable value of $1.74 per share. These amounts are not intended to forecast possible future appreciation, if any, in the market price for the Common Stock or the Lifeclinic Common Stock; therefore, there can be no assurance that the actual value realized by a named executive officer or all stockholders will approximate the potential realizable values set forth in the table.

(4) Represents options to purchase shares of Lifeclinic Common Stock granted under the Lifeclinic Plan. The options are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code to the maximum extent permissible under the Code. Options generally become exercisable for twenty-five percent (25%) of the shares underlying the option beginning on the first anniversary date of the grant and exercisable as to an additional one-forty-eighth ( 1/48) of the shares underlying the option beginning on the first day of each month thereafter. In addition, the options become fully exercisable upon an employee's death, disability or retirement or upon a Change in Control of Lifeclinic (as defined in the Lifeclinic Plan and generally including events that constitute a change in control of the Company within the meaning of the 1992 Plan). Finally, the Compensation Committee may accelerate exercisability under other circumstances in its discretion, and an employee who terminates employment under circumstances that qualify for early retirement will continue to vest in the option after termination of employment. The exercise price may be paid by cash or check only, and tax withholding obligations may also be satisfied by delivering already-owned shares or by offsetting the underlying shares. Before such time that the Lifeclinic Common Stock may be registered under applicable securities laws, Lifeclinic has certain call rights and rights of first refusal with respect to Lifeclinic Common Stock acquired upon exercise of the options, as set forth in the individual option agreements.

(5) Represents options to purchase shares of Common Stock granted under the 1992 Plan. Options become exercisable in four equal annual installments beginning on the first anniversary date of the grant. The Compensation Committee administers the 1992 Plan and has the authority to accelerate exercisability before the originally designated exercise date(s). In addition, under certain circumstances, a change of control of the Company will make each outstanding option automatically exercisable in full for the total remaining number of shares covered. The exercise price may be paid by delivering already-owned shares, and tax withholding obligations relating to exercise may be paid by offsetting the underlying shares, subject to certain conditions.

     The following table provides information on the value of the named executive officers' unexercised options at December 31, 2000.

     AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF                     VALUE OF
                                                                   UNEXERCISED            UNEXERCISED IN-THE-MONEY
                                                                  OPTIONS/SAR'S               OPTIONS AT FISCAL
                                SHARES                         AT FISCAL YEAR-END                YEAR-END(3)
                               ACQUIRED         VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(1)   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------------   -----------   -----------   -------------   -----------   -------------
Carl A. Lombardi..........      39,000        $(35,634)      632,188(4)     179,062(4)    $     --      $       --
                                                                  --        285,600(5)    $     --      $       --
Eugene V. DeFelice........          --              --        46,750(4)      96,250(4)    $     --      $       --
                                    --              --            --         66,640(5)    $     --      $       --
Timothy R. Miskimon.......          --              --       126,500(4)      85,500(4)    $     --      $       --
                                    --              --            --         19,040(5)    $     --      $       --
James A. Richman..........          --              --        86,500(4)      78,500(4)    $     --      $       --
                                    --              --            --         57,120(5)    $     --      $       --
James E. Roop.............          --              --        20,500(4)      45,500(4)    $     --      $       --

---------------
(1) Represents shares of Common Stock acquired upon exercise of options under the 1992 Plan.

(2) The value realized is based upon the difference between the exercise price of the option and the closing price of a share of Common Stock as reported on the Nasdaq National Market on December 29, 2000 ($13.00).

(3) With respect to options on Common Stock, the value is based upon the closing price of a share of Common Stock on the Nasdaq National Market on December 29, 2000 ($13.00). With respect to options on Lifeclinic Common Stock, no value has been assigned by the Company. In the absence of capitalization or other liquidity event, because no grants have been made under the Lifeclinic Plan since the initial grants in July 2000, and since no options have been exercised under the Lifeclinic Plan, the Compensation Committee has not formally valued the Lifeclinic Common Stock since the time of the initial grants.

(4) Represents options to purchase shares of Common Stock.

(5) Represents options to purchase shares of Lifeclinic Common Stock.

RETIREMENT PLAN

     The Company's Retirement Plan, a defined benefit plan, covers the majority of employees on the active, regular payroll of the Company and its U.S. subsidiaries. Employees of Spacelabs Burdick do not participate in the Retirement Plan. The Retirement Plan provides that, upon retirement, a participant will receive a monthly benefit equal to 1% of the participant's highest consecutive 60-month average earnings (as defined in the plan, including base salary and, subject to certain limits, bonuses and commissions), multiplied by the participant's years of credited service with Spacelabs Medical and its subsidiaries, reduced as described below. A participant is vested upon completing five years of service.

     The compensation covered by the Retirement Plan corresponds to the salary and bonus, not in excess of 50% of base salary, disclosed for the following named executive officers. The credited years of service for Messrs. Lombardi, DeFelice, Miskimon, Richman and Roop as of December 31, 2000 are 33.71, 4.91, 18.47, 16.51 and 4.67, respectively.

     Certain federal legislation generally limits the amount of annual pension that may be paid from a federal income tax qualified plan to varying amounts ($140,000 for 2001) and the amount of annual earnings that may be taken into account for purposes of calculating benefits under a federal income tax qualified plan ($170,000 for 2001). The actual amounts paid under the Retirement Plan will be limited to comply with such legislation.

     Spacelabs Medical also has established a Supplemental Benefit Plan, which is not qualified for federal income tax purposes and which covers any employee whose benefit under the Retirement Plan is limited by the federal legislation described above. The benefit under the Supplemental Benefit Plan consists of the amount by which the benefit to which the participant is otherwise entitled under the Retirement Plan is reduced to comply with the limits under the legislation on annual earnings or the amount of annual pension that may be paid.

     The following table sets forth the estimated annual benefits payable upon retirement under the Retirement Plan and Supplemental Benefit Plan.

                               PENSION PLAN TABLE

                               YEARS OF SERVICE
               ------------------------------------------------
REMUNERATION     15        20        25        30         35
------------   -------   -------   -------   -------   --------
  $125,000     $18,750   $25,000   $31,250   $37,500   $ 43,750
   150,000      22,500    30,000    37,500    45,000     52,500
   175,000      26,250    35,000    43,750    52,500     61,250
   200,000      30,000    40,000    50,000    60,000     70,000
   225,000      33,750    45,000    56,250    67,500     78,750
   250,000      37,500    50,000    62,500    75,000     87,500
   300,000      45,000    60,000    75,000    90,000    105,000
   400,000      60,000    80,000   100,000   120,000    140,000
   450,000      67,500    90,000   112,500   135,000    157,500
   500,000      75,000   100,000   125,000   150,000    175,000
   600,000      90,000   120,000   150,000   180,000    210,000
   700,000     105,000   140,000   175,000   210,000    245,000

CERTAIN OTHER ARRANGEMENTS

     The Company has in place change of control severance agreements with Carl
A. Lombardi, Chief Executive Officer and President; James A. Richman, Vice President and Corporate Controller and Eugene DeFelice, Vice President, General Counsel and Secretary (each an "executive officer"). Each agreement provides that the executive officer will remain employed by the Company for three years following a change in control of the Company and that the Company will provide the executive officer with similar salary and benefits during this period as were offered prior to the change of control. If, however, during the three year post-change of control period, the executive officer's employment is terminated by the Company without cause or by the executive officer for good reason, the executive officer will receive severance benefits, including (i) a lump sum payment of the executive officer's accrued salary, bonus and deferred compensation through the date of termination; (ii) a lump sum payment of two times (three times in the case of Mr. Lombardi) the executive officer's annual base salary and bonus; (iii) a lump sum payment equal to the amount the executive officer would have received under any of the Company's retirement plans if his employment had continued for the remainder of the three year post-change of control period; (iv) continued benefits for the executive officer and his family under the Company's welfare and fringe benefit plans for the remainder of the three year post-change of control period or such longer period as any plan or program may provide; and (v) a payment to reimburse the executive officer for any excise taxes on any benefits (whether provided under the severance agreement or otherwise) that are considered excess parachute payments under the Internal Revenue Code. Each agreement requires the executive officer not to use or disclose any of the Company's confidential business information. Each agreement has an initial term of three years, and is automatically renewed on each anniversary of its execution for an additional year.

     The Company has also entered into separate severance arrangements with Messrs. Lombardi, Richman and DeFelice which provide severance benefits, similar to those available under the change of control severance agreements, if prior to any change of control, they are terminated without cause or constructively discharged.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee served as an officer or employee of the Company or its subsidiaries during 2000 or was previously an officer of the Company or its subsidiaries. During 2000, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on December 29, 1995 and ending on December 29, 2000 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Market Index") and the Media General Medical Instruments and Supply Index (the "Media General Index"). The comparison assumes $100 was invested on December 29, 1995 in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                          FOR SPACELABS MEDICAL, INC.,
                THE NASDAQ MARKET INDEX AND MEDIA GENERAL INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/29/95   12/27/96   12/26/97   12/31/98   12/31/99   12/29/00
--------------------------------------------------------------------------------------
 Spacelabs Medical,
  Inc.                  100.00      73.04      65.22      80.00      64.57      45.22
 Media General Index    100.00     106.59     121.43     157.47     149.71     171.92
 Nasdaq Market Index    100.00     124.27     152.00     214.39     378.12     237.66
--------------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not selected an independent auditor for the current fiscal year. The Company is currently in the process of reviewing proposals from several independent auditors.

     KPMG LLP served as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

AUDIT FEES

     The total aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for review of the financial statements included in the Company's Forms 10-Q for such year were $403,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees for professional services rendered by KPMG LLP as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

     The total aggregate fees billed for professional services rendered by KPMG LLP for services not included under the heading "Audit Fees" or "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $587,926. There were no other fees billed for professional services rendered by KPMG LLP for the fiscal year ended December 31, 2000.

AUDITOR INDEPENDENCE

     The Audit Committee of the Board of Directors has considered whether the other professional services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 21, 2000, an entity affiliated with Herbert A. Denton furnished the Company with a submission (the "Advance Notice Submission") of its intention to nominate, and solicit proxies in support of, four candidates for election to the Board of Directors at the Meeting. On March 22, 2001, the Company entered into a Settlement Agreement (the "Settlement Agreement") with Mr. Denton and certain individuals and entities affiliated with him (collectively, the "Group") that, among other things, provides for the withdrawal of the Advance Notice Submission.

     Under the terms of the Settlement Agreement, the Company selected Messrs. Drury and Hilton from the four nominees included in the Advance Notice Submission to stand for election to the Company's Board of Directors at the Meeting. The members of the Group agreed to vote, and to cause their affiliates and associates to vote, their shares of Common Stock in favor of the agreed upon slate of nominees at the Meeting.

     The Settlement Agreement further provides that the Board of Directors will establish a new Strategic Planning Committee to be comprised of Mr. Lombardi, as Chairman, Mr. Drury and Dr. Nudelman. The Committee will review with the Company's management and financial advisor the progress of the Company's process for evaluating and pursuing strategic alternatives for maximizing stockholder value. The Settlement Agreement further provides that the Board of Directors will add Mr. Hilton to the Executive Committee of the Board of Directors and that the Board of Directors will establish a new Nominating Committee to be comprised of Mr. Lombardi, as Chairman, and Messrs. Drury and van Oppen.

     The Group also agreed to certain "standstill" provisions for a period ending on March 22, 2002. The "standstill" provisions provide, among other things, that members of the Group, and their affiliates and associates, will not
(i) acquire in excess of 3% of the Company's voting securities or (ii) except as otherwise specifically provided by the Settlement Agreement, engage in any solicitation of proxies or consents, or initiate any stockholder proposals. In addition, pursuant to the Settlement Agreement, the Company has agreed to reimburse the Group for reasonable, documented, out-of-pocket expenses in an aggregate amount not to exceed $87,500 incurred in connection with the Advance Notice Submission, preparation to solicit proxies and the negotiation of the Settlement Agreement.

                            EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of such solicitation will be borne by Spacelabs Medical. Corporate Investor Communications, Inc. ("CIC") will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay CIC a fee of $4,500 to cover its services and will reimburse CIC for reasonable and necessary out of pocket disbursements. Solicitation may be by personal interview, telephone and telegram by directors, officers and other employees of Spacelabs Medical without special compensation.

                                 OTHER MATTERS

     Spacelabs Medical knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 2002 Annual General Meeting of Stockholders must be received by the Secretary of Spacelabs Medical by December 17, 2001.

     In addition, in accordance with Section 2.5 of the Company's By-laws, in order to be properly brought before the 2002 Annual General Meeting of Stockholders by a stockholder, notice of a matter must be received by the Company no later than December 17, 2001.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

     A copy of the Spacelabs Medical 2000 Annual Report and of the Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by writing or calling Mr. Clark Thompson, Vice President, Investor Relations, Spacelabs Medical, Inc., P.O. Box 97013, Redmond, Washington, 98073-9713, (425) 867-7345.

                                   APPENDIX A

                            SPACELABS MEDICAL, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE AND SCOPE

     The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and other appropriate parties, the systems of internal controls which management and the Board have established, and the audit process. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board, management, the internal auditor, and the independent outside accountants ("Outside Auditor").

ORGANIZATION

     - The Committee shall be appointed annually by the Board.

     - The Committee shall be composed of at least three independent directors.

     - Only independent directors may be members of the Committee. An independent director is a director who:

          (1) is not and has not been employed in an executive capacity of the Company or its affiliates in the current or past three years;

          (2) has not accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits, or non-discretionary compensation);

          (3) has no immediate family member who is or has been in the past three years, employed by the Company or its affiliates as an executive officer;

          (4) is not and has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company or its affiliates made, or from which the Company or its affiliates received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

          (5) has not been employed as an executive of another entity where any of the Company's executives serve on that entity's Compensation Committee.

     - Effective June 14, 2001, all directors must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

     - Effective June 14, 2001, at least one member of the Committee must also have past employment experience in finance or accounting, the requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     - The Board shall appoint one of the members of the Committee as Chairperson. It is the responsibility of the Chairperson to lead all meetings of the Committee and ensure their appropriate conduct.

     In meeting its responsibilities, the Committee shall:

GENERAL

     - Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

     - Meet at least two (2) times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

     - Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

     - Review and update the Committee's charter at least annually.

     - Perform such other functions assigned by law, the Company's charter or By-laws, or the Board.

INTERNAL CONTROLS AND RISK ASSESSMENT

     - Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

     - Consider and review with management, the Outside Auditor and the internal auditor:

       - The effectiveness of or weaknesses in the Company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

       - Any related significant findings and recommendations of the Outside Auditor and internal auditor together with management's responses thereto, including the timetable for implementation of recommendations to correct identified weaknesses in internal controls.

     - Review the coordination of the internal audit plan to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

FINANCIAL REPORTING

     - Review filings with the SEC and other agencies and other published documents containing the Company's financial statements, including annual and interim reports, and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     - Review with management and the Outside Auditor at the completion of the annual examination:

       - The Company's annual financial statements and related footnotes.

       - The Outside Auditor's audit of the financial statements and report thereon.

       - Any significant changes required in the financial statement audit plan.

       - Any serious difficulties or disputes with management encountered during the course of the audit.

       - The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

       - Other matters related to the conduct of the financial statement audit which are to be communicated to the Committee under generally accepted auditing standards.

       - Review and approve the Company's accounting principles.

     - Assess internal processes for determining and managing key financial statement risk areas.

OUTSIDE AUDITOR

     The Outside Auditor is ultimately accountable to the Board through the Committee, as representatives of the shareholders. Accordingly, with respect to the Outside Auditor, the Committee shall:

     - Evaluate and recommend to the Board the outside auditor to be nominated for approval, and, where appropriate, recommend the discharge of the Outside Auditor.

     - Take appropriate action to oversee the independence of the Outside
       Auditor.

     - Obtain a formal written statement from the Outside Auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1 and through active engagement of dialog with the auditor, determine if any disclosed relationships or services may impact the objectivity and independence of the auditor.

     - Review the scope and approach of the annual financial statement audit with the Outside Auditor.

     - Assess the Outside Auditor's process for identifying and responding to key audit and internal control risks.

     - Review the Outside Auditor's identification of issues and business and financial risks and exposures.

     - Instruct the Outside Auditor to communicate directly to the Committee any serious difficulties or disputes with management.

     - Meet with the internal auditor, Outside Auditors and/or representatives of management privately as the Committee deems appropriate in its discretion.

INTERNAL AUDITOR (EITHER EMPLOYEE OR CONTRACTOR)

     - Evaluate the internal audit process for establishing the annual internal audit plan and the focus on key business risks.

     - Determine, in consultation with the internal auditor and management, the internal audit scope and role of the internal auditors.

     - Review and evaluate the scope, risk assessment and nature of the annual internal audit plan and any subsequent changes, including whether or not the internal audit plan is sufficiently linked to the Company's overall business objectives and management's success and risk factors.

     - Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

     - Confirm and assure the independence of the internal auditor.

COMPLIANCE WITH LAWS AND REGULATIONS

     - Ascertain whether the Company has an effective process for determining the risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations, if any.

     - Review with the Company's general counsel and other appropriate parties, any legal, tax or regulatory matters that may have a material impact on Company operations and/or the financial statements, related Company compliance policies and programs, and material reports received from regulatory agencies.

COMPLIANCE WITH CODES OF ETHICAL CONDUCT

     - Review and assess the Company's processes for administering a code of ethical conduct.

     - Review with the internal auditor and the Outside Auditor the results of their review of the Company's monitoring of compliance with the Company's code of conduct.

     - Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Outside Auditor.

[X] Please mark your                                                        5020
    votes as in this
    example.

The Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR election of directors.

------------------------------------------------------------------------------------------------------------------------------------
                                    The Board of Directors recommends a vote FOR proposal 1.
------------------------------------------------------------------------------------------------------------------------------------
                    FOR       WITHHELD
1. ELECTION OF      [ ]       [ ]       Nominees for Director:             2. In their discretion, upon such other
   DIRECTORS                            01 Stephen A. Drury,                  matters as may properly come before the
   [ILLEGIBLE]                          02 Thomas J. Dudley, D.B.A.,          meeting.
                                        03 Harvey Felgenbaum, M.D.,
                                        04 David A. Hilton,
                                        05 Carl A. Lombardi,
                                        06 Andrew R. Nare, M.D., Ph.D.,
------------------------------------    07 Phillip M. Nudelman, Ph.D.,
                                        08 Peter H. van Oppen
------------------------------------------------------------------------------------------------------------------------------------

                                                                           1. CHANGE OF ADDRESS        [ ]
                                                                           2. COMMENTS ON REVERSE SIDE [ ]



SIGNATURE ____________________________________________ DATE ______________________
Please sign [ILLEGIBLE] as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, guardian or trustee, give full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                            * FOLD AND DETACH HERE *



                            [SPACELABS MEDICAL LOGO]

                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Spacelabs Medical, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

     [COMPUTER LOGO]     o Accessing the World Wide Web site
                           http://www.eproxyvote.com/simd to vote via Internet. YOU CAN ALSO REGISTER AT THIS SITE TO ACCESS FUTURE PROXY MATERIALS ELECTRONICALLY.

     [TELEPHONE LOGO]    o Using a touch-tone telephone to vote by phone toll
                           free from the U.S. or Canada. Simply dial
                           1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

     [ENVELOPE LOGO]     o Completing, dating, signing and mailing the proxy
                           card in the postage-paid envelope included with the proxy statement or sending it to Spacelabs Medical, Inc., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8038, Edison, New Jersey 08818-9335.

You can vote by phone or via the Internet anytime prior to May 24, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                            SPACELABS MEDICAL, INC.
            This Proxy Solicited on Behalf of the Board of Directors
                     for the Annual Meeting on May 24, 2001

P    The undersigned hereby constitutes and appoints Carl A. Lombardi and
R    Eugene V. DeFelice, and each of them, his true and lawful agents and
O    proxies with full power of substitution in each, to represent the
X    undersigned at the Annual Meeting of Stockholders of SPACELABS MEDICAL,
Y INC. to be held on May 24, 2001 at 10:00 a.m., local time, at the Bellevue Club, Bellevue, Washington, and at any adjournments thereof, on all matters coming before such meeting.

     You are encouraged to specify      (Change of Address/Comments)
     your choices by marking the
     appropriate boxes. SEE REVERSE     _____________________________________
     SIDE, but you need not mark any
     boxes if you wish to vote in       _____________________________________
     accordance with the Board of
     Directors' recommendations.        _____________________________________
     The Proxy(ies) cannot vote
     your shares unless you sign        _____________________________________
     and return this card.
                                                      [SEE REVERSE SIDE]
-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                            SPACELABS MEDICAL, INC.
                      2001 ANNUAL MEETING OF SHAREHOLDERS

               DATE:     MAY 24, 2001

               TIME:     10:00 A.M. (LOCAL TIME)

               PLACE:    BELLEVUE CLUB
                         11200 SE 6th STREET
                         BELLEVUE, WASHINGTON 98004

[X] Please mark your                                                        6018
    votes as in this
    example.

The interest in shares subject to these instructions will be voted as directed by the Plan participant. If no direction is given when the duly executed instructions are returned, such interest will be voted "FOR" authority on Item 1.

------------------------------------------------------------------------------------------------------------------------------------
                                 The Board of Directors recommends a vote "FOR" authority on Item 1.
------------------------------------------------------------------------------------------------------------------------------------
                    FOR       WITHHELD
1. ELECTION OF      [ ]       [ ]       Authority to vote "FOR" the following
   DIRECTORS                            nominees:
                                        01 Stephen A. Drury,
   [ILLEGIBLE]                          02 Thomas J. Dudley, D.B.A.,
                                        03 Harvey Felgenbaum, M.D.,
                                        04 David A. Hilton,
                                        05 Carl A. Lombardi,
                                        06 Andrew R. Nare, M.D., Ph.D.,
------------------------------------    07 Phillip M. Nudelman, Ph.D.,
                                        08 Peter H. van Oppen
------------------------------------------------------------------------------------------------------------------------------------



SIGNATURE ____________________________________________ DATE ______________________
Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of
New York, who will evaluate and report your instruction to the Plan's Trustee for voting.

------------------------------------------------------------------------------------------------------------------------------------
                                            * FOLD AND DETACH HERE *



                            [SPACELABS MEDICAL LOGO]

                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Spacelabs Medical, Inc. that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the Spacelabs Medical, Inc., Incentive Savings and Stock Ownership Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

     [COMPUTER LOGO]     o Accessing the World Wide Web site
                           http://www.eproxyvote.com/simd1 to vote via
                           Internet. YOU CAN ALSO REGISTER AT THIS SITE TO ACCESS FUTURE PROXY MATERIALS ELECTRONICALLY.

     [TELEPHONE LOGO]    o Using a touch-tone telephone to vote by phone toll
                           free from the U.S. or Canada. Simply dial
                           1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

     [ENVELOPE LOGO]     o Completing, dating, signing and mailing the proxy
                           card in the postage-paid envelope included with the proxy statement or sending it to Spacelabs Medical, Inc., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8038, Edison, New Jersey 08818-9335.

You can vote by phone or via the Internet anytime prior to May 22, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

--------------------------------------------------------------------------------

                                 SPACELABS MEDICAL, INC.

          Instructions for Annual General Meeting of Stockholders, May 24, 2001

P         Shares of Spacelabs Medical, Inc. Common Stock in which you have an
R    interest as a participant in the Spacelabs Medical, Inc. Incentive Savings
O    and Stock Ownership Plan are held by Fidelity Management Trust Co., as
X    Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting
Y of Stockholders on May 24, 2001, pursuant to instructions received for Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

        IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS FORM MUST BE RECEIVED BY FIRST CHICAGO TRUST COMPANY, A DIVISION OF EQUISERVE,
               NO LATER THAN CLOSE OF THE BUSINESS DAY ON MAY 22, 2001.

          If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors as described in the Spacelabs Medical, Inc. Proxy Statement dated April 14, 2001. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.

     ---------------------------------------------------------------------------
     Fidelity Management Trust Co.
     82 Devonshire St.
     Boston, MA 02109

                                INSTRUCTIONS TO TRUSTEE

               These Instructions Are Being Given In Conjunction With the
             Board of Directors' Solicitation of Proxies From the Trustee

     You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of Spacelabs Medical, Inc. on May 24, 2001, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of Spacelabs Medical, Inc. allocated to my account under the Spacelabs Medical, Inc. Incentive Savings and Stock Ownership Plan.

                 THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

--------------------------------------------------------------------------------
                               * FOLD AND DETACH HERE *



                                SPACELABS MEDICAL, INC.
                          2001 ANNUAL MEETING OF SHAREHOLDERS

                  DATE:     MAY 24, 2001

                  TIME:     10:00 A.M. (LOCAL TIME)

                  PLACE:    BELLEVUE CLUB
                            11200 SE 6th STREET
                            BELLEVUE, WASHINGTON 98004




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